UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2023

NEXTNAV INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40985	87-0854654
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Blvd., 5th Floor

McLean, Virginia 22102

(800) 775-0982

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NN	Nasdaq Capital Market
Warrants, each to purchase one share of Common Stock	NNAVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

               The information provided in Item 8.01 of this Current Report on Form 8-K below is incorporated by reference in this Item 2.03.

Item 3.02               Unregistered Sales of Equity Securities.

              The information provided in Item 8.01 of this Current Report on Form 8-K below is incorporated by reference in this Item 3.02. The Additional Notes and the Additional Warrants (each as defined below) were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder.

Item 7.01               Regulation FD Disclosure.

On June 12, 2023, NextNav Inc. (the “Company”) issued a press release announcing the Additional Closing (as defined below) and certain terms thereof. A full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This information provided in this Item 7.01, including the Exhibit attached hereto, is being furnished and not “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information provided in this Item 7.01, including the Exhibit attached hereto, is not incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01               Other Events.

On June 8, 2023, pursuant to the previously announced Note Purchase Agreement (the “NPA”) dated as of May 9, 2023 (the “Initial Closing”) entered into between the Company and the purchasers named therein, certain of such purchasers have delivered to the Company exercise notices indicating their election to purchase, in a private placement pursuant to Section 4(a)(2) and Regulation D under the Securities Act of 1933, as amended, an additional $20,000,000 in aggregate principal amount of  the Company’s 10% Senior Secured Notes due 2026 (the “Additional Notes”), together with an additional 7,407,407 common stock purchase warrants to purchase shares of the Company’s common stock (the “Additional Warrants”). The closing and issuance of the Additional Notes and the Additional Warrants is expected to occur on July 6, 2023 (the “Additional Closing”). The Company expects to receive gross proceeds of $20,000,000 in the Additional Closing.

The Additional Notes constitute a further issue of, and will be consolidated and form a single series with, the $50,000,000 in aggregate principal amount of the Company’s outstanding 10% Senior Secured Notes due 2026 issued at the Initial Closing (the “Initial Notes”) pursuant to the previously announced indenture, dated as of May 9, 2023, among the Company, certain subsidiaries of the Company named therein as notes guarantors (the “Guarantors”) and GLAS Trust Company, LLC, as trustee and notes collateral agent (the “Notes Collateral Agent”), and are secured under the previously announced security agreement, dated as of May 9, 2023, among the Company, the Guarantors and the Notes Collateral Agent. The Additional Warrants are also substantially identical to the warrants issued in connection with the Initial Closing (the “Initial Warrants”), including with respect to the exercise price, exercisability period and other terms of the Initial Warrants. The registration rights agreement entered into in connection with the Initial Closing will also cover the Additional Warrants.

Refer to the Company’s Current Report on Form 8-K filed on May 10, 2023 for a description of the agreements entered into, and the terms of, the Initial Closing.

Cautionary Note Regarding Forward-Looking Statements

                This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of NextNav and its management team. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. In particular, the parties may not be able to complete the Additional Closing within the expected timeframe or at all for any reason. Important risk factors regarding NextNav can be found under the heading "Risk Factors" in NextNav’s Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which are incorporated herein by reference. Furthermore, NextNav undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press release dated June 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2023

NEXTNAV INC.

By:	/s/ Christian D. Gates
	Name:	Christian D. Gates
	Title:	Chief Financial Officer